    As filed with the Securities and Exchange Commission on December 18, 2001

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                                 SCANSOFT, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                           94-3156479
  (State or other jurisdiction                              (I.R.S. employer
 of incorporation or organization)                       identification number)


                9 Centennial Drive, Peabody, Massachusetts 01960
               (Address of principal executive offices) (Zip Code)


                   SCANSOFT, INC. 2000 NONSTATUTORY STOCK PLAN
                              (Full title of plan)

                                Richard S. Palmer
                             Chief Financial Officer
                                 ScanSoft, Inc.
                9 Centennial Drive, Peabody, Massachusetts 01960
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (978) 977-2000

                                   Copies to:
                            Katharine A. Martin, Esq.
                      Wilson Sonsini Goodrich & Rosati, PC
                               650 Page Mill Road
                           Palo Alto, California 94304



                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                      Proposed Maximum      Proposed Maximum
  Title of Securities to be        Amount to be      Offering Price Per    Aggregate Offering         Amount of
          Registered               Registered*             Share                  Price            Registration Fee
------------------------------- ------------------- --------------------- ---------------------- ---------------------
Common Stock, $0.001 par          2,650,000 shares         $5.22               $13,833,000            $3,306.09
value, to be issued upon the
exercise of options granted
under the ScanSoft, Inc. 2000
Nonstatutory Stock Plan.
======================================================================================================================

** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of {$5.22} per share, the average of the high and low prices per share of the Common Stock on {December 17, 2001}, as reported by Nasdaq.


================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of ScanSoft, Inc. (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and
(iii) the description of the Registrant's common stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors, the form of which is attached as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-74343) filed with the Securities and Exchange Commission on October 19, 1995.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.  EXHIBITS

4.1      ScanSoft, Inc. 2000 Nonstatutory Stock Plan.

5.1      Opinion of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc.

10.1 Form of Indemnification Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No.
         333-98356, filed on October 19,     1995).

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of KPMG LLP.

23.3 Consent of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc. is included in Exhibit 5.1 to this Registration Statement.

24.1     Power of Attorney of Directors.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

THE REGISTRANT


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, State of Massachusetts on the 18th day of December, 2001.

SCANSOFT, INC.
     (Registrant)

By       /s/ Paul A. Ricci
   ---------------------------------
                Paul A. Ricci
          Chairman of the Board and
           Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                           Title                              Date
               ---------                           -----                              ----
Principal Executive Officer:

      /s/ Paul A. Ricci               Chairman of the Board and Chief           December 18, 2001
-----------------------------------   Executive Officer
          Paul A. Ricci


Principal Financial Officer:

    /s/ Richard S. Palmer             Senior Vice President and Chief           December 18, 2001
-----------------------------------   Financial Officer
        Richard S. Palmer


Principal Accounting Officer:

   /s/ Gerald C. Kent, Jr.           Chief Accounting Officer and               December 18, 2001
-----------------------------------  Corporate Controller
       Gerald C. Kent, Jr.


               Signature                           Title                              Date
               ---------                           -----                              ----

Directors:

                 *
----------------------------------   Chairman of the Board                      December 17, 2001
          Paul A. Ricci

                 *
----------------------------------   Director                                   December 17, 2001
         Michael K. Tivnan

                 *                   Director                                   December 17, 2001
----------------------------------
          Robert G. Teresi

                 *                   Director                                   December 17, 2001
----------------------------------
       Katharine A. Martin.

                 *                   Director                                   December 17, 2001
----------------------------------
      Robert J. Frankenberg

                 *                   Director                                   December 17, 2001
----------------------------------
          Mark B. Myers

                 *                   Director                                   December 17, 2001
----------------------------------
          Herve Gallaire



*By /s/ Richard S. Palmer
    ------------------------------
        Richard S. Palmer
        Attorney-in-Fact


A majority of the members of the Board of Directors.

                                  EXHIBIT INDEX

4.1      ScanSoft, Inc. 2000 Nonstatutory Stock Plan.

5.1      Opinion of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc.

10.1 Form of Indemnification Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No.
         333-98356, filed on October 19,     1995).

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of KPMG LLP.

23.3 Consent of Jo-Anne Sinclair, General Counsel of ScanSoft, Inc. is included in Exhibit 5.1 to this Registration Statement.

24.1     Power of Attorney of Directors.